NEWS

ImageWare Systems Completes $10 Million Equity Financing, Retires Debt -

MDB Capital Group Acts As Sole Placement Agent on Transaction

SAN DIEGO, CA – December 21, 2011 – ImageWare® Systems, Inc. (OTCPK: IWSY), a leader in multimodal biometric security solutions, today announced the completion of a $10 million equity financing in a private placement to a group of institutional and qualified individual investors. MDB Capital Group LLC, an investment bank focused exclusively on companies possessing or seeking to develop market changing, disruptive technologies and intellectual property (IP), acted as sole placement agent for the offering.

Completed Offering

ImageWare sold 20 million shares of its common stock at $0.50 per share for gross proceeds to the Company of $10 million. The Company also issued 10 million five-year common stock warrants to the investors with an exercise price of $0.50 per share. ImageWare intends to use the proceeds from the offering to aggressively market its services and to expand its intellectual property position and for general corporate purposes.

Conversion of Debt and Preferred Stock

In conjunction with this offering, the Company's Series C and Series D preferred stock and remaining outstanding convertible debt were automatically converted into common stock at $0.50 per share.

Use of Proceeds – Business Development

"We believe this financing gives us the working capital to successfully execute the Company's long-term business plan," said ImageWare Chairman and CEO, Jim Miller. "For the first time in many years, ImageWare is debt free and fully funded, allowing us to aggressively and competitively bid for new business without the lingering cloud of how our balance sheet appears to our potential customers. We expect this difference to be meaningful and help propel our growth.

“ImageWare starts 2012 with a solid book of business, a strong balance sheet, and an aggressive, sustainable growth strategy. We will continue to grow our government and law enforcement business as we now also target the enterprise and consumer markets. The proliferation of mobile devices and mobile financial transactions are requiring the most nimble approaches to ID management. The evolving future of biometrics lies in identity management for the cloud and we intend to target our open, plug & play, scalable, end-to-end solution as a SaaS (software as a service) business along side our traditional offerings.

“It is also important to note that we look forward to utilizing the resources of MDB Capital to assist us in the strengthening and further development of a more formidable intellectual property position."

-Continued-

ImageWare IP Advantage

The Company owns foundational patents for multimodal biometric identity analysis, open systems architecture, and unique fusion technology. Its technology aids government, law enforcement, consumer and enterprise markets in analyzing specific human characteristics unique to individuals (including facial features, fingerprints, retina, or DNA) used to provide a highly reliable way to identify or verify identity.

ImageWare’s ability to provide fusion (leading edge multimodal biometric identity analysis from a single platform) further distinguishes it from its peers. Unlike its competitors, the Company can seamlessly integrate more than one biometric at a time (multimodal analysis) and automatically fuse multiple scores into one common score. This seamless fusion of data is at the heart of the ImageWare advantage.

"ImageWare is now primed to become the standard for biometric identity management," said Christopher Marlett, CEO of MDB Capital Group. "Its existing IP provides a foundation that gives the Company the potential to develop a dominant position in the biometric industry."

About ImageWare Systems, Inc.

ImageWare Systems is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies. Scalable for worldwide deployment, the Company's biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare's identification products are used to manage and issue secure credentials including national IDs, passports, driver’s licenses, smart cards and access control credentials. ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities. ImageWare is headquartered in San Diego, with offices in Portland, OR, Washington, D.C. and Canada. For more information on ImageWare Systems, visit http://www.iwsinc.com.

About MDB Capital Group

MDB Capital Group LLC is an investment banking and institutional research firm focused exclusively on companies possessing or seeking to develop market changing, disruptive technologies and intellectual property. For more information on MDB Capital Group, visit http://www.mdb.com.

Safe Harbor Statement

This news release may contain forward-looking statements made pursuant to the "safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. While these statements are meant to convey to the public ImageWare's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. While management believes such representation to be true and accurate based on the information available to ImageWare, actual results may differ materially from those described. ImageWare's operations and business prospects are always subject to risks and uncertainties. Readers are also cautioned that ImageWare is delinquent in filing its periodic and other reports required to be filed with the Securities and Exchange Commission. While ImageWare intends to file such delinquent reports with the Securities and Exchange Commission, until such time, readers may be without sufficient information necessary to evaluate ImageWare, its operational and other risks, business plan, financial condition and results of operations for the periods contained in such delinquent reports. Important facts may be contained in such delinquent reports that may cause ImageWare’s business prospects and actual results to differ from those set forth in this news release.

Investor Relations Contact:

                   MDB Capital Group Public Relations Contact:

Terri MacInnis, Dir. of Investor Relations

       Mercom Capital Group, llc

Bibicoff + MacInnis, Inc.

       512.215.4452    mdb@mercomcapital.com

818.379.8500    terri@bibimac.com